EXHIBIT 99.1

                         [HEALTHEXTRAS, INC. LETTERHEAD]

                   FORMER CFO OF HEALTHEXTRAS RESUMES POSITION
                         AND EXPANDS ROLE AT THE COMPANY

ROCKVILLE, MD, MARCH 23, 2007 - HEALTHEXTRAS, INC. (NASDAQ: HLEX) - HealthExtras announced today that Michael P. Donovan will be resuming his role as Chief Financial Officer, effective immediately. Richard W. Hunt, who was previously appointed Chief Financial Officer, will remain with HealthExtras in a transitional role supporting the Company's financial organization. Mr. Hunt has chosen to pursue a financial position in a venture capital oriented company. Mr. Donovan has been with HealthExtras and functioned as its Chief Financial Officer from its inception in 1998 until June 2006. In addition to serving as Chief Financial Officer, Mr. Donovan will continue in his role as Executive Vice President handling all corporate finance and development projects, as well as investor relations.

The Board of HealthExtras expressed appreciation for Mr. Hunt's recent contributions to HealthExtras' financial organization and his willingness to transition the CFO responsibilities back to Mr. Donovan. David Blair noted that "it was important to have the flexibility to transition the CFO office back to Mike Donovan with Healthextras benefiting from Mike's nine years of industry experience and continuity."

About HealthExtras (www.healthextras.com)
----------------------------------------

HealthExtras, Inc. is a full-service pharmacy management company. Its clients include self-insured employers, including state and local governments, third-party administrators, managed care organizations and individuals. The Company's integrated pharmacy benefit management services marketed under the name Catalyst Rx include: claims processing, benefit design consultation, drug utilization review, formulary management, drug data analysis services and mail order services. Additionally, the Company operates a national retail pharmacy network with over 58,000 participating pharmacies.

This press release may contain forward-looking information. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Act of 1995. Forward-looking statements may be significantly impacted by certain risks and uncertainties described in HealthExtras' filings with the Securities and Exchange Commission.

CONTACT: HEALTHEXTRAS, INC.
MICHAEL P. DONOVAN, 301-548-2900
MDONOVAN@HEALTHEXTRAS.COM

SOURCE: HealthExtras, Inc.

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